                                                          EXHIBIT 23.1


                               November 20, 1997



Global Casinos, Inc.
4465 Northpark Drive, Suite 400
Colorado Springs, Colorado 80907

     Re:  S.E.C. Registration Statement on Form S-8

Ladies and Gentlemen:

     We hereby consent to the inclusion of our opinion regarding the legality of the securities being registered by the Form S-8 Registration Statement to be filed with the United Stated Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, by Global Casinos, Inc., a Utah corporation (the "Company"), in connection with the offering by the Company of up to 150,000 shares of Common Stock, $.05 par value, under the 1993 Stock Incentive Plan as proposed and more fully described in such Registration Statement.

     We further consent to the reference in such Registration Statement to our having given such opinions.

                                   Sincerely,



                                   Clifford L. Neuman


CLN:sf